UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2004

SUMMIT BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-11986	75-1694807
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

3880 Hulen Street, Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 336-6817
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 3, 2004, Summit Bancshares, Inc. (“Summit Bancshares”) completed its merger with ANB Financial Corporation (“ANB”) and its subsidiary, Arlington National Bank. The definitive agreement for this acquisition was signed February 5, 2004 and allows Summit Bancshares to expand its presence into the Arlington, Texas market in Tarrant County. A copy of the definitive agreement is filed as Exhibit 99.1 to this current report on Form 8-K. Approximately $55 million in loans and $80 million in deposits will be assumed by Summit Bancshares in this transaction. The four Arlington locations of ANB will become branches of Summit Bank, N.A.

     In conjunction with the merger of Summit Bancshares and ANB Financial Corporation, on May 3, 2004 Summit Bancshares, Statutory Trust I, a Delaware statutory trust and wholly owned subsidiary of Summit Bancshares, will issue $12,000,000 of Floating Rate Capital Securities.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     Not Applicable

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Not Applicable

ITEM 5. OTHER EVENTS

     Not Applicable

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

     Not Applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     None

(b)     None

(c)     Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Agreement and Plan of Reorganization By and Between Summit Bancshares, Inc. and ANB Financial Corporation

ITEM 8. CHANGE IN FISCAL YEAR

     Not Applicable

ITEM 9. REGULATION F D DISCLOSURE

     See Item 2

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, ORWAIVER OF A PROVISION OF THE CODE OF ETHICS

     Not Applicable

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’SEMPLOYEE BENEFIT PLANS

     Not Applicable

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Not Applicable

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT BANCSHARES, INC.
DATE: May 4, 2004	By: /s/ Bob G. Scott Bob G. Scott, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Agreement and Plan of Reorganization By and Between Summit Bancshares, Inc. and ANB Financial Corporation